Exhibit 99.1

SPECTAIRE AND SANKOFA LTD ANNOUNCE SALE OF $750,000 USD OF
CARBON OFFSET CREDITS

WATERTOWN, Mass., Nov. 13, 2023 – Spectaire Holdings Inc. (NASDAQ: SPEC) (“Spectaire”), a provider of air quality monitoring and emissions reduction services, is pleased to announce the sale of 12,500 carbon offset credits for $750,000 USD with Sankofa LTD (“Sankofa”) acting as broker to the transaction. This transaction marks a significant milestone in the carbon offset marketplace, as management believes these credits will be some of the first credits sold based on measurement of actual emissions in the field.

Traditionally, carbon offsets are approved at the program level where the environmental impact is estimated, and carbon credits are issued based on those projections. Through AireCore, Spectaire measures emissions directly in the field resulting in what management believes are some of the first carbon credits sold based on the measurement of actual reductions.

Carbon credits play a pivotal role in the infrastructure of emissions reduction. However, the market is challenged by the lack of precision and credit level auditability. With AireCore, each credit can be audited to see when and where the reductions occurred as well as what specific gases were impacted. Management expects the specificity and traceability of Spectaire’s next generation offsets to give consumers enduring value through carbon credits backed by measured results.

“As the demand for carbon credits increases, the historical land-use based supply does not offer the same level of traceability and specificity as those measured through AireCore. The world needs carbon credits that are accurately measured to achieve the NET ZERO targets confidently,” said Brian Semkiw, Founder and CEO of Spectaire. “Sankofa continues to be an excellent partner finding environmentally progressive companies, who are taking affirmative action to reduce Scope 1 and Scope 2 emissions and complementing those efforts through investment in carbon credits.”

“Sankofa is committed to the use of carbon offsets in addition to operational reduction in emissions,” said Aviram Malik, CEO of Sankofa LTD. “This initial placement of 12,500 credits with a client who understands the value in carbon credits that are measured not estimated is a great first step in the adoption of a new baseline of carbon credit transparency. Sankofa recommends to our clients to not just invest in carbon offsets but to take ownership of the selection criteria and we believe educated clients understand Spectaire measured carbon credits will appreciate in value over time.”

About Spectaire

Spectaire (Nasdaq: SPEC) is a provider of air quality monitoring and emissions reduction services. Spectaire is dedicated to delivering effective solutions that help businesses worldwide reduce their carbon footprint, with a focus on creating high-quality, traceable carbon credits.

About Sankofa

Sankofa (https://sankofa.earth/) is positioned to impact the carbon credit market by injecting liquidity and transparency into carbon credit transactions. Through their active role in transactions connecting progressive buyers and sellers of innovative technology-driven credits, Sankofa helps restore a direct flow of capital, with the aim to ensure optimal impact to the United Nations Sustainable Development agenda.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated value of Spectaire’s next-generation carbon credit offsets. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result” and similar expressions.

The forward-looking statements are based on the current expectations of the management of Spectaire and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations, and assumptions. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by Spectaire with the U.S. Securities and Exchange Commission (the “SEC”) and the following: Spectaire’s ability to operate as a going concern; Spectaire’s requirement of significant additional capital; Spectaire’s limited operating history; Spectaire’s history of losses; Spectaire’s ability to attract qualified management; Spectaire’s ability to adapt to rapid and significant technological change and respond to introductions of new products in order to remain competitive; the loss of, or nonperformance by, one or more significant customers; disruptions of Spectaire’s manufacturing operation; changes in governmental regulations reducing demand for Spectaire’s products or increasing Spectaire’s expenses; the effects of global health crises on Spectaire’s business plans, financial condition and liquidity; changes or disruptions in the securities markets; legislative, political or economic developments; Spectaire’s failure to obtain any necessary permits or comply with laws and regulations and other regulatory requirements; accidents, equipment breakdowns, labor disputes or other unanticipated difficulties or interruptions; potential cost overruns or unanticipated expenses in development programs; potential legal proceedings; and Spectaire’s failure to obtain or maintain insurance covering all of Spectaire’s operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Spectaire prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning matters addressed herein and attributable to Spectaire or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, Spectaire undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Press Contact: Chris Grossman, CGrossman@Spectaire.com

Website: Spectaire.com

###